UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2014 (April 30, 2014)

FlexShopper, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10801 Johnston Road, Suite 210 Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(866) 789-3863

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2014, Anchor Funding Services, LLC (“Anchor”), which is a wholly-owned subsidiary of FlexShopper, Inc. (the “Company”), entered into an Asset Purchase and Sale Agreement (the “Purchase Agreement”) with Transportation Alliance Bank Inc. (“TAB”), pursuant to which Anchor will sell to TAB substantially all of its assets (the “Anchor Assets”), consisting primarily of its factoring portfolio (the “Portfolio Accounts”). The purchase price for the Anchor Assets will equal (1) 110% of total Net Funds Employed (as such term is defined in the “Purchase Agreement”) associated with the Portfolio Accounts plus (2) an amount equal to 50% of the factoring fee and interest income earned by TAB from the Portfolio Accounts during the 12 month period following acquisition (“Earnout Payments”).  The sale of the Anchor Assets will take place in a series of closings that will take place through May 15, 2014.  In connection with each closing, Anchor shall use the proceeds thereof to pay to TAB all amounts due for factor advances associated with the Portfolio Accounts acquired pursuant to such closing under Anchor’s Rediscount Facility Agreement with TAB entered into as of November 30, 2011 (the “Rediscount Facility Agreement”).  In accordance with the Purchase Agreement, following the final closing thereunder all obligations of Anchor under the Rediscount Facility Agreement (and the associated Validity Warranty) shall be paid and satisfied in full and such agreement shall be terminated and have no further force and effect.

The Company expects to deploy the proceeds from the sale of Anchor Assets in the business being developed by the Company’s wholly-owned subsidiary FlexShopper, LLC.  FlexShopper, LLC was formed in June 2013 for the purpose of developing a business that will provide certain types of durable goods to consumers on a lease-to-own basis and also provide lease-to-own terms to consumers of third party retailers and e-tailers.

Item 1.02. Termination of a Material Definitive Agreement.

The information contained in “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description

10
Asset Purchase and Sale Agreement between Anchor Funding Services, LLC and Transportation Alliance Bank Inc., dated April 30. 2014. The Company incorporates by reference the filing of this Agreement as Exhibit 10.30 to the Company’s Form 10-Q for the quarter ended March 31, 2014, which Form 10-Q is anticipated to be filed with the Commission on or before May 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FlexShopper, Inc.

May 6, 2014	By:	/s/ Brad Bernstein
Brad Bernstein, President and Chief Financial Officer

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